UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                           THE SECURITIES ACT OF 1934

         Date of Report (Date of earliest event reported): April 3, 2000

                            EASTERN MANAGEMENT CORP.
                            (FORMERLY INFORETECH INC.
             (Exact name of registrant as specified in its charter)

                                     Nevada
                            (State of Incorporation)

                                    000-26518
                            (Commission File Number)

                                   98-0204682
                     (I.R.S. Employer Identification Number)

                                   Suite 1500
                             885 West Georgia Street
                           Vancouver, British Columbia
                                     V6C 3E8
          (Address of principal executive offices, including zip code)

                                  (604)687-0717
              (Registrant's telephone Number, including area code)


                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 1. CHANGES IN CONTROL OF REGISTRANT.

On September 27, 1999, seven corporate shareholders and four individual shareholders reported on Schedule 13D under the Securities and Exchange Act of 1934 that they had acquired 500,000 common shares of the Issuer or 100% of the Issuer's issued common shares. Subsequent o the filing of the Schedule 13D, the share purchase agreement was rescinded resulting in the Issuer's original shareholders maintaining their interest in the Issuer's common shares.

The Issuer's original shareholders were all party to lock up agreements which are described in detail in the Issuer's Form 10SB which was filed with the Securities and Exchange Commission on June 28, 1999. The share purchase agreement was entered into in contemplation of a business acquisition by the Issuer which would have permitted termination of the original shareholders' lock up agreements.

The Issuer's initial business purpose remains unchanged, namely, to investigate business opportunities presented to it by persons or firms who or which desire the advantages of reporting status under the Securities and Exchange Act of 1934. The Issuer remains a "blank check" company and management continues to seek potential business opportunities for development by the Issuer


                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned.

                                                  EASTERN MANAGEMENT CORP.
                                                  (formerly Inforetech Inc.)


                                                  Per: /s/ Jason John
                                                      --------------------------
                                                       Jason John, President